SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


               DATE OF REPORT:  AUGUST 29, 1995



                 LAWRENCE INSURANCE GROUP, INC.
      (Exact name of registrant as specified in its charter)



                         DELAWARE
        (State or other jurisdiction of incorporation)



          1-9460                                13-3370656
 (Commission File Number)     (I.R.S. Employer Identification No.)



500 Fifth Avenue, New York, New York               10110
(Address of principal executive offices)         (Zip Code)








Registrant's telephone number, including area code:  212 944-8242









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Item 5.  Other events.

On august 25, 1995, the Commissioner of Insurance of the State of Texas released United Republic Insurance Company (URIC), one of the Company's subsidiaries, from the state of confidential supervision which it had imposed on June 22, 1994. The release is conditioned upon URIC's achieving certain capital surplus goals. An initial capital infusion of $300,000 has been paid, and United Republic will need to report policyholders surplus of $3,000,000 by September 25, 1995, $5,000,000 by October 15, 1995, and $8,000,000
by December 31, 1995. The Commissioner's order contains a number of other requirements which relate to reporting and cooperation with the Texas Department of Insurance. In the event that URIC fails to meet or achieve the various deadlines and requirements, the Commissioner will have the authority to place URIC into conservatorship.

The American Stock Exchange (Exchange) has determined to allow the resumption of trading of the Company's stock as of August 30, 1995; the Exchange has noted, however, that since the Company does not meet its financial guidelines, that delisting procedures could be commenced in the future.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LAWRENCE INSURANCE GROUP, INC.



Date:  August 29, 1995         By: ______________________________


















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                             EXHIBITS



                         EXHIBIT INDEX



Exhibit
Number                                                Page No.

99.5    Press Release . . . . . . . . . . . . . . . . . . 4




































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For Immediate Release                    For Further Information:
August 29, 1995                          F. Herbert Brantlinger:
                                            (518)464-9200


LAWRENCE INSURANCE GROUP, INC. ANNOUNCES
UNITED REPUBLIC INSURANCE COMPANY
IS RELEASED FROM CONFIDENTIAL SUPERVISION BY THE
TEXAS DEPARTMENT OF INSURANCE AND THE
STOCK TRADING HALT IMPOSED BY THE AMERICAN STOCK EXCHANGE
WILL BE LIFTED EFFECTIVE AUGUST 30, 1995



(Albany, NY), On August 25, 1995 the Commissioner of Insurance, State of Texas, released United Republic Insurance Company (URIC), a subsidiary of Lawrence Insurance Group, Inc., from a Confidential Order of Supervision which had been in place since June 22, 1994. Lawrence Insurance Group, Inc., on this date, has filed an 8K advising of the action taken by the Texas Department of Insurance
(TDI).

Simultaneously with the release order, the Commissioner issued Texas Insurance Code Article 1:32, Order by Consent, that provides for certain operational approvals by the Commissioner, the exertion of certain efforts by URIC, extensive reporting requirements for URIC to the TDI and deadlines for certain events required by the TDI to be effectuated by URIC in the near future. Moreover, URIC has delivered to the TDI a Consent to Conservatorship which may be used by the TDI, in its sole discretion, if certain requirements are not met by URIC. The requirements call for an immediate cash infusion of $300,000. This has been done. In addition, the surplus of URIC must increase to $3,000,000 by September 25, 1995, to $5,000,000 by October 15, 1995, and to a total surplus of $8,000,000 by December 31, 1995.

While there is no assurance that the requirements called for by the TDI will be met, management is confident that the capital called for in the Agreement with the TDI and the deadlines established will be achieved. Management intends to raise the additional capital called for by the generation of operating profits, the restoration of certain assets, the favorable resolution of claims settlements and by continuing its efforts to raise outside capital.

This action by the TDI is viewed by management to be very positive and once URIC reaches the $3,000,000 minimum capital and surplus requirement it should enable URIC to begin the process of resuming its previous business operations. The Confidential Order of


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Lawrence Insurance Group, Inc.
August 29, 1995 Announcements
Page 2


Supervision had no impact on the operations of URIC's subsidiaries, Global Insurance Company and Senate Insurance Company. The subsidiaries, therefore, have been able to continue their normal business affairs unaffected by the Order.

     The Lawrence Insurance Group, Inc. held its 1994 Annual
Stockholders Meeting on August 29, 1995 and at that time elected its slate of Directors and ratified the appointment of Coopers &
Lybrand, L.L.P. as its outside accountant.

     Also, during this meeting the stockholders were told of the action taken by the TDI.

     In addition, the stockholders were advised that in view of the Company's having become current in all of its filings and with the action of the TDI, the American Stock Exchange will lift a trading halt that has been in effect since May 16, 1994, effective the opening of business August 30, 1995. It should be noted that while the trading halt was lifted, Lawrence Insurance Group, Inc. continues to fall below the financial guidelines established for continued listing by the American Stock Exchange; therefore, there is no assurance that Lawrence Insurance Group, Inc. stock could not be delisted in the future. In the event that conservatorship occurs, there is no assurance trading would continue.

     F. Herbert Brantlinger, President of Lawrence Insurance Group, Inc., said he was pleased with the action of the Texas Department of Insurance and also said the whole Company was gratified with the action of the American Stock Exchange.



















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